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                                 EXHIBIT 23.3



                        INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-106597 of Aeropostale, Inc. (the "Company") of our report dated March 7, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's change in method of accounting for goodwill and other intangible assets to conform to Financial Accounting Standards Board Statement No. 142), included and incorporated by reference in the Annual Report on Form 10-K of Aeropostale, Inc. for the year ended February 1, 2003, and to the use of our report appearing in the Prospectus, which is part of this Registration Statement, and of our report dated March 7, 2003, relating to the financial statement schedule appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the heading "Experts" in this prospectus.


/s/ Deloitte & Touche LLP

New York, New York
July 15, 2003